UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 5, 2014

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2014, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 5, 2014, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.13	January 15, 2015	January 2, 2015
Preference shares - Series A	$0.515625	December 15, 2014	December 1, 2014
Preference shares - Series B	$0.90625	December 15, 2014	December 1, 2014

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 5, 2014

99.2	Press Release of Maiden Holdings, Ltd., dated November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2014	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 5, 2014

99.2	Press Release of Maiden Holdings, Ltd., dated November 5, 2014

Exhibit 99.1

Maiden Holdings, Ltd. Announces Third Quarter 2014 Net Operating Earnings(1) of $29.3 million or $0.38 Per Diluted Common Share and Annualized Operating Return on Common Equity(1) of 12.9%; Year-to-Date Annualized Operating Return on Common Equity of 13.0%

Highlights for the quarter ended September 30, 2014

•	Annualized operating return on common equity(1) of 12.9% compared to 11.1% in the third quarter of 2013;

•
Record net operating earnings(1) of $29.3 million, or $0.38 per diluted common share compared with net operating earnings of $22.7 million, or $0.31 per diluted common share in the third quarter of 2013;

•	Net premiums written increased 30.7% to $605.5 million for the third quarter of 2014 compared to the same period last year;

•	Combined ratio(10) of 97.8% compared to 97.6% in the third quarter of 2013;

•	Record quarterly net investment income was $29.5 million, an increase of 27.0% compared to the third quarter of 2013; and

•	Book value per common share(4) of $12.33 decreased 1.0% versus June 30, 2014, reflecting decreased market values of the fixed income investment portfolio during the third quarter of 2014.

Highlights for the nine months ended September 30, 2014

•	Annualized operating return on common equity(1) of 13.0% compared to 10.2% in the first nine months of 2013;

•	Record net operating earnings (1) of $83.1 million, or $1.09 per diluted common share compared with $64.2 million, or $0.87 per diluted common share in the first nine months of 2013;

•	Net premiums written increased 12.5% to $1.9 billion versus the same period last year; excluding the cancelled National General Holdings Quota Share (“NGHC”), the underlying growth rate was 25.2%;

•	Combined ratio(10) of 97.8% compared to 97.6% in the first nine months of 2013;

•	Net investment income was $85.5 million, an increase of 29.5% compared to the first nine months of last year; and

•
Book value per common share(4) of $12.33 increased 10.7% compared to December 31, 2013 reflecting strong earnings and the increased market values of the fixed income investment portfolio during the first nine months of 2014.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported record third quarter 2014 net operating earnings(1) of $29.3 million, or $0.38 per diluted common share compared with $22.7 million, or $0.31 per diluted common share in the third quarter of 2013. In the third quarter of 2014, net income attributable to Maiden common shareholders was $27.8 million compared to net income attributable to Maiden common shareholders of $21.9 million in the third quarter of 2013.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “The third quarter reflects solid year-on-year growth in writings across Maiden's underwriting segments, increased invested assets and investment earnings, and importantly continued improvement in operating income and ROE. While the reinsurance market remains competitive, Maiden's disciplined growth is coming from small account workers’ compensation and the Tower renewal rights transaction in the AmTrust Reinsurance segment and expansion of core client relationships in the Diversified Reinsurance segment. We are committed to further strengthening ROE, improving underwriting performance, and maintaining underwriting discipline."

As of September 30, 2014, the Company revised the structure of its reportable segments following a review that concluded the former segment, NGHC Quota Share, currently in run-off, no longer meets the reportable segment criteria under FASB ASC 280 Segment Reporting (“ASC 280”). As a result, the Company determined it no longer requires separate disclosure of the NGHC Quota Share as a reportable segment. Also, it was concluded that the remnants of the excess & surplus ("E&S") business, which is also in run-off, no longer meets the aggregation criteria under ASC 280 and therefore is no longer aggregated with the other reportable operating segments of the Diversified Reinsurance segment. Due to these revisions, the results of operations of the former NGHC Quota Share segment and the remnants of the E&S business have been included in the “Other” category, and all prior periods presented herein have been reclassified to conform to the current year presentation. These presentation revisions have no impact on the net income or net income per common share reported in the current or previous periods.

Results for the quarter ended September 30, 2014

Maiden reported record net operating earnings(1) for the third quarter of 2014 of $29.3 million, or $0.38 per diluted common share compared with $22.7 million, or $0.31 per diluted common share in the third quarter of 2013. Net income attributable to Maiden common shareholders was $27.8 million compared to net income attributable to Maiden common shareholders of $21.9 million in the third quarter of 2013.

In the third quarter of 2014, net premiums written totaled $605.5 million, an increase of 30.7% compared to the third quarter of 2013.  Excluding the cancelled NGHC business, net premiums written have increased 36.0% compared to the third quarter of 2013. The Diversified Reinsurance segment’s net premiums written totaled $219.6 million, an increase of 16.9% versus the third quarter of 2013. The growth in the Diversified Reinsurance segment’s premium was the result of increasing share of existing client business and new business wins. In the AmTrust Reinsurance segment, net premiums written increased by 48.6% to $385.9 million compared to the third quarter of 2013, driven by favorable trends in business lines, particularly worker’s compensation, as well as new business from the Tower Group renewal rights transaction.

Net premiums earned of $592.4 million increased 16.6% compared to the third quarter of 2013.  Excluding the cancelled NGHC business, net premiums earned have increased 33.9% compared to the third quarter of 2013. Earned premiums increased 17.5% in the Diversified Reinsurance segment to $233.0 million compared to the third quarter of 2013. The AmTrust Reinsurance segment earned premiums were up 47.5% to $359.1 million compared to the third quarter of 2013.

Net loss and loss adjustment expenses of $399.8 million were up 17.0% compared to the third quarter of 2013.  The loss ratio(6) of 67.2% was higher than the 66.8% reported in the third quarter of 2013.

Commission and other acquisition expenses, including general and administrative expenses, increased $24.3 million to $181.8 million in the third quarter of 2014, compared to the year ago quarter, while the total expense ratio(9) fell to 30.6% for the third quarter of 2014 compared with 30.8% in the same quarter last year, resulting from a change in business mix. General and administrative expenses for the third quarter of 2014 totaled $15.5 million compared with $13.3 million in the third quarter of 2013. The general and administrative expense ratio(8) was 2.7% in the third quarter of 2014, which was slightly higher than the 2.6% reported in the third quarter of 2013.

The combined ratio(10) for the third quarter of 2014 totaled 97.8% compared with 97.6% in the third quarter of 2013. The Diversified Reinsurance segment combined ratio was 99.0% in the third quarter of 2014, up from 98.0% in the third quarter of 2013. In the third quarter of 2014, the Diversified segment combined ratio was impacted by a modest amount of reserve deterioration in commercial auto business. The AmTrust Reinsurance segment reported a combined ratio of 95.5% in the third quarter of 2014 compared to 95.6% in the third quarter of 2013.

Record net investment income of $29.5 million in the third quarter of 2014 increased 27.0% compared to the third quarter of 2013. The average yield on the fixed income portfolio (excluding cash) is 3.56% with an average duration of 4.97 years.

Total assets increased 7.3% to $5.1 billion at September 30, 2014 compared to $4.7 billion at year-end 2013.   Shareholders' equity was $1.2 billion, up 8.0% compared to December 31, 2013. Book value per common share was $12.33 at the end of the third quarter of 2014 or 10.7% higher than at December 31, 2013.

During the third quarter of 2014, the Board of Directors declared dividends of $0.11 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

Results for the nine months ended September 30, 2014
Record net operating earnings(1) for the first nine months of 2014 were $83.1 million, or $1.09 per diluted common share compared with $64.2 million, or $0.87 per diluted common share in the first nine months of 2013. Net income attributable to Maiden common shareholders was $49.5 million compared to net income attributable to Maiden common shareholders of $67.1 million in the first three quarters of 2013. As reported previously, in the first quarter of 2014, net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the redemption of the TRUPs in January.

In the first nine months of 2014, net premiums written totaled $1.9 billion, an increase of 12.5% compared to the first nine months of 2013.  Excluding the cancelled NGHC Quota Share, the underlying growth rate was 25.2%. Net premiums written in the Diversified Reinsurance segment totaled $681.7 million, an increase of 15.6% versus the first three quarters of 2013. In the AmTrust Reinsurance segment, net premiums written increased by 31.5% to $1.2 billion compared to the first three quarters of 2013.

Net premiums earned of $1.6 billion increased 8.9% compared to the first nine months of 2013.  Net premiums earned increased 12.4% in the Diversified Reinsurance segment to $635.3 million compared to the first nine months of 2013. The AmTrust Reinsurance segment net premiums earned were up 36.4% to $988.9 million compared to the first three quarters of 2013.

Net loss and loss adjustment expenses of $1.1 billion were up 8.1% compared to the first nine months of 2013.  The loss ratio(6) of 66.6% was lower than the 67.0% recorded in the first nine months of 2013.

Commission and other acquisition expenses, including general and administrative expenses, increased $51.3 million to $515.6 million in the first nine months of 2014, compared to the comparable period a year ago, while the total expense ratio(9) rose to 31.2% for the first nine months of 2014 compared with 30.6% in the same period last year. General and administrative expenses for the first nine months of 2014 totaled $45.8 million compared with $44.2 million in the first three quarters of 2013. The general and administrative expense ratio(8) decreased to 2.8% in the first three quarters of 2014 versus 3.0% in the same period during 2013.

The combined ratio(10) for the first nine months of 2014 totaled 97.8% compared with 97.6% in the first three quarters of 2013. The Diversified Reinsurance segment had a combined ratio of 98.4% in the first three quarters of 2014 compared to 98.1% in the first nine months of 2013. The AmTrust Reinsurance segment reported a combined ratio of 95.6% in the first three quarters of 2014 and the same as the comparable period in 2013.

Record net investment income of $85.5 million in the first nine months of 2014 increased 29.5% compared to the first three quarters of 2013.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 25322743
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:30 a.m. ET on November 6, 2014 through midnight on November 13, 2014. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 25322743; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2014, Maiden had $5.1 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	September 30, 2014 (Unaudited)	December 31, 2013 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2014: $3,372,234; 2013: $3,127,792)	$3,450,359	$3,162,067
Other investments, at fair value (Cost 2014: $10,746; 2013: $4,522)	11,489	5,092
Total investments	3,461,848	3,167,159
Cash and cash equivalents	52,382	139,833
Restricted cash and cash equivalents	220,845	77,360
Accrued investment income	26,912	25,238
Reinsurance balances receivable, net	516,416	560,145
Reinsurance recoverable on unpaid losses	82,158	84,036
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	369,149	304,908
Goodwill and intangible assets, net	88,155	90,613
Other assets	73,952	96,112
Total assets	$5,059,792	$4,713,379
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,157,221	$1,957,835
Unearned premiums	1,231,417	1,034,754
Accrued expenses and other liabilities	97,064	110,114
Senior notes	360,000	360,000
Junior subordinated debt	—	126,381
Total liabilities	3,845,702	3,589,084
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	739	736
Additional paid-in capital	577,438	574,522
Accumulated other comprehensive income	87,243	25,784
Retained earnings	237,063	211,602
Treasury shares, at cost	(3,867)	(3,801)
Total Maiden shareholders’ equity	1,213,616	1,123,843
Noncontrolling interest in subsidiaries	474	452
Total equity	1,214,090	1,124,295
Total liabilities and equity	$5,059,792	$4,713,379

Book value per common share(4)	$12.33	$11.14

Common shares outstanding	72,909,332	72,633,561

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2014	For the Nine Months Ended September 30, 2013
Revenues:
Gross premiums written	$622,861	$491,915	$1,905,251	$1,742,092
Net premiums written	$605,456	$463,418	$1,856,268	$1,650,426
Change in unearned premiums	(13,014)	44,708	(212,700)	(140,585)
Net premiums earned	592,442	508,126	1,643,568	1,509,841
Other insurance revenue	2,423	3,271	10,427	11,266
Net investment income	29,520	23,253	85,469	65,977
Net realized gains on investment	310	477	975	3,707
Total other-than-temporary impairment losses	(1,189)	—	(1,189)	—
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	(1,189)	—	(1,189)	—
Total revenues	623,506	535,127	1,739,250	1,590,791
Expenses:
Net loss and loss adjustment expenses	399,815	341,629	1,102,316	1,019,871
Commission and other acquisition expenses	166,246	144,194	469,730	420,096
General and administrative expenses	15,524	13,251	45,844	44,163
Total expenses	581,585	499,074	1,617,890	1,484,130
Income from operations(2)	41,921	36,053	121,360	106,661
Other expenses
Interest and amortization expenses	(7,172)	(9,571)	(22,408)	(28,711)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	(28,240)	—
Amortization of intangible assets	(820)	(945)	(2,458)	(2,835)
Foreign exchange and other gains (losses)	483	(23)	1,555	2,573
Total other expenses	(7,509)	(10,539)	(51,551)	(28,973)
Income before income taxes	34,412	25,514	69,809	77,688
Income tax expense	486	481	1,907	1,217
Net income	33,926	25,033	67,902	76,471
Less: income attributable to noncontrolling interest	(43)	(36)	(109)	(95)
Net income attributable to Maiden	33,883	24,997	67,793	76,376
Dividends on preference shares	(6,085)	(3,093)	(18,253)	(9,281)
Net income attributable to Maiden common shareholders	$27,798	$21,904	$49,540	$67,095
Net operating earnings attributable to Maiden common shareholders(1)	$29,329	$22,740	$83,075	$64,211
Basic earnings per common share attributable to Maiden shareholders	$0.38	$0.30	$0.68	$0.92
Diluted earnings per common share attributable to Maiden shareholders	$0.36	$0.30	$0.67	$0.91
Basic operating earnings per common share attributable to Maiden shareholders	$0.40	$0.31	$1.14	$0.88
Diluted operating earnings per common share attributable to Maiden shareholders	$0.38	$0.31	$1.09	$0.87
Dividends declared per common share	$0.11	$0.09	$0.33	$0.27
Weighted average number of common shares - basic	72,888,024	72,552,022	72,819,452	72,475,087

Adjusted weighted average number of common shares and assumed conversions - diluted	84,923,796	73,937,894	84,733,164	73,724,368
Net loss and loss adjustment expense ratio(6)	67.2%	66.8%	66.6%	67.0%
Commission and other acquisition expense ratio(7)	27.9%	28.2%	28.4%	27.6%
General and administrative expense ratio(8)	2.7%	2.6%	2.8%	3.0%
Expense ratio(9)	30.6%	30.8%	31.2%	30.6%
Combined ratio(10)	97.8%	97.6%	97.8%	97.6%
Annualized return on common equity	12.2%	10.7%	7.8%	10.6%
Annualized operating return on common equity	12.9%	11.1%	13.0%	10.2%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2014	For the Nine Months Ended September 30, 2013
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$27,798	$21,904	$49,540	$67,095
Add (subtract)
Net realized gains on investment	(310)	(477)	(975)	(3,707)
Net impairment losses recognized in earnings	1,189	—	1,189	—
Foreign exchange and other (gains) losses	(483)	23	(1,555)	(2,573)
Amortization of intangible assets	820	945	2,458	2,835
Divested excess and surplus ("E&S") business	24	—	2,815	—
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	—	492	—
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	28,240	—
Non-cash deferred tax expense	291	345	871	561
Net operating earnings attributable to Maiden common shareholders(1)	$29,329	$22,740	$83,075	$64,211
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.40	$0.31	$1.14	$0.88
Diluted earnings per common share attributable to Maiden shareholders	$0.38	$0.31	$1.09	$0.87
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$33,883	$24,997	$67,793	$76,376
Add (subtract)
Foreign exchange and other (gains) losses	(483)	23	(1,555)	(2,573)
Amortization of intangible assets	820	945	2,458	2,835
Interest and amortization expenses	7,172	9,571	22,408	28,711
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	28,240	—
Income tax expense	486	481	1,907	1,217
Income attributable to noncontrolling interest	43	36	109	95
Income from operations(2)	$41,921	$36,053	$121,360	$106,661

	September 30, 2014	December 31, 2013
Investable assets:
Total investments	$3,461,848	$3,167,159
Cash and cash equivalents	52,382	139,833
Restricted cash and cash equivalents	220,845	77,360
Loan to related party	167,975	167,975
Total investable assets(3)	$3,903,050	$3,552,327

	September 30, 2014	December 31, 2013
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	898,616	808,843
Total Maiden shareholders' equity	1,213,616	1,123,843
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Junior subordinated debt	—	126,381
Total capital resources(5)	$1,573,616	$1,610,224

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, net impairment losses recognized in earnings, foreign exchange and other gains and losses, amortization of intangible assets, divested E&S business, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended September 30, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$219,576	$385,923	$(43)	$605,456
Net premiums earned	$233,022	$359,065	$355	$592,442
Other insurance revenue	2,423	—	—	2,423
Net loss and loss adjustment expenses	(166,342)	(233,166)	(307)	(399,815)
Commission and other acquisition expenses	(56,878)	(109,241)	(127)	(166,246)
General and administrative expenses	(9,812)	(538)	(193)	(10,543)
Underwriting income (loss)	$2,413	$16,120	$(272)	18,261
Reconciliation to net income
Net investment income and realized gains on investment				29,830
Net impairment losses recognized in earnings				(1,189)
Amortization of intangible assets				(820)
Foreign exchange and other gains				483
Interest and amortization expenses				(7,172)
Other general and administrative expenses				(4,981)
Income tax expense				(486)
Net income				$33,926

Net loss and loss adjustment expense ratio(6)	70.7%	64.9%	86.5%	67.2%
Commission and other acquisition expense ratio(7)	24.2%	30.4%	35.8%	27.9%
General and administrative expense ratio(8)	4.1%	0.2%	54.3%	2.7%
Combined ratio(10)	99.0%	95.5%	176.6%	97.8%

For the Three Months Ended September 30, 2013	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$187,864	$259,633	$15,921	$463,418
Net premiums earned	$198,328	$243,408	$66,390	$508,126
Other insurance revenue	3,271	—	—	3,271
Net loss and loss adjustment expenses	(135,324)	(160,378)	(45,927)	(341,629)
Commission and other acquisition expenses	(52,600)	(71,869)	(19,725)	(144,194)
General and administrative expenses	(9,688)	(504)	(177)	(10,369)
Underwriting income	$3,987	$10,657	$561	15,205
Reconciliation to net income
Net investment income and realized gains on investment				23,730
Amortization of intangible assets				(945)
Foreign exchange and other losses				(23)
Interest and amortization expenses				(9,571)
Other general and administrative expenses				(2,882)
Income tax expense				(481)
Net income				$25,033

Net loss and loss adjustment expense ratio(6)	67.1%	65.9%	69.2%	66.8%
Commission and other acquisition expense ratio(7)	26.1%	29.5%	29.7%	28.2%
General and administrative expense ratio(8)	4.8%	0.2%	0.3%	2.6%
Combined ratio(10)	98.0%	95.6%	99.2%	97.6%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Nine Months Ended September 30, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$681,690	$1,176,957	$(2,379)	$1,856,268
Net premiums earned	$635,251	$988,913	$19,404	$1,643,568
Other insurance revenue	10,427	—	—	10,427
Net loss and loss adjustment expenses	(439,329)	(645,358)	(17,629)	(1,102,316)
Commission and other acquisition expenses	(164,850)	(298,236)	(6,644)	(469,730)
General and administrative expenses	(31,207)	(1,600)	(580)	(33,387)
Underwriting income (loss)	$10,292	$43,719	$(5,449)	48,562
Reconciliation to net income
Net investment income and realized gains on investment				86,444
Net impairment losses recognized in earnings				(1,189)
Amortization of intangible assets				(2,458)
Foreign exchange and other gains				1,555
Interest and amortization expenses				(22,408)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Other general and administrative expenses				(12,457)
Income tax expense				(1,907)
Net income				$67,902

Net loss and loss adjustment expense ratio(6)	68.0%	65.3%	90.9%	66.6%
Commission and other acquisition expense ratio(7)	25.5%	30.2%	34.2%	28.4%
General and administrative expense ratio(8)	4.9%	0.1%	3.0%	2.8%
Combined ratio(10)	98.4%	95.6%	128.1%	97.8%

For the Nine Months Ended September 30, 2013	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$589,612	$895,029	$165,785	$1,650,426
Net premiums earned	$565,148	$725,100	$219,593	$1,509,841
Other insurance revenue	11,266	—	—	11,266
Net loss and loss adjustment expenses	(392,370)	(478,722)	(148,779)	(1,019,871)
Commission and other acquisition expenses	(141,740)	(213,199)	(65,157)	(420,096)
General and administrative expenses	(31,639)	(1,498)	(530)	(33,667)
Underwriting income	$10,665	$31,681	$5,127	47,473
Reconciliation to net income
Net investment income and realized gains on investment				69,684
Amortization of intangible assets				(2,835)
Foreign exchange and other gains				2,573
Interest and amortization expenses				(28,711)
Other general and administrative expenses				(10,496)
Income tax expense				(1,217)
Net income				76,471

Net loss and loss adjustment expense ratio(6)	68.1%	66.0%	67.8%	67.0%
Commission and other acquisition expense ratio(7)	24.6%	29.4%	29.7%	27.6%
General and administrative expense ratio(8)	5.4%	0.2%	0.2%	3.0%
Combined ratio(10)	98.1%	95.6%	97.7%	97.6%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(10) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.

Exhibit 99.2
PRESS RELEASE

Maiden Holdings Increases Quarterly Dividend on Common Shares by 18.2% and Declares Dividends on Preference Shares

HAMILTON, Bermuda, November 5, 2014 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock, an increase of $0.02 per share or 18.2% from the previous rate. The dividend will be payable on January 15, 2015 to shareholders of record as of January 2, 2015.
Maiden’s Board of Directors also approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on December 15, 2014 to shareholders of record as of December 1, 2014.
Additionally, Maiden’s Board of Directors approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share. The dividend will be payable on December 15, 2014 to shareholders of record as of December 1, 2014.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2014, Maiden had $5.0 billion in assets and shareholders' equity of $1.2 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm